SUB-ITEM 77Q1(a)



                                 AMENDMENT NO. 1
                                       TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                AIM ADVISOR FUNDS

     This Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust of AIM Advisor Funds (this "Amendment") amends, effective as of July 1, 2002, the Amended and Restated Agreement and Declaration of Trust of AIM Advisor Funds (the "Trust") dated as of May 15, 2002 (the "Agreement").

     Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A

                                AIM ADVISOR FUNDS
                         PORTFOLIOS AND CLASSES THEREOF



PORTFOLIO                                        CLASSES OF EACH PORTFOLIO
---------                                        -------------------------

AIM International Core Equity Fund               Class A Shares
                                                 Class B Shares
                                                 Class C Shares
                                                 Class R Shares

AIM Real Estate Fund                             Class A Shares
                                                 Class B Shares
                                                 Class C Shares"

     2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

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     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the
Trust, has executed this Amendment as of May 15th, 2002.


                                            By: /s/ Robert H. Graham
                                                ------------------------
                                                Name:  Robert H. Graham
                                                Title: President